UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2012

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 14, 2012, Zillow, Inc., a Washington corporation (“Zillow”), through its wholly owned subsidiary, Huckleberry Acquisition, Inc., a Delaware corporation (“Merger Sub”), consummated its acquisition of HotPads, Inc., a Delaware corporation (“HotPads”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Zillow, HotPads, Merger Sub and David J. Becker, acting as the stockholder representative, dated November 26, 2012. Under the terms and subject to the conditions of the Merger Agreement, Merger Sub merged with and into HotPads with HotPads remaining as the surviving company and a wholly owned subsidiary of Zillow (the “Merger”). HotPads is a map-based rental and real estate search site.

The total Merger consideration payable to HotPads equity holders is approximately $16 million in cash, less certain transaction expenses and other costs. All vested options to purchase shares of HotPads’ common stock were cancelled and, in settlement of such cancellation, the holders of such options will receive cash payments representing a pro-rata portion of the Merger consideration. A portion of the Merger consideration has been attributed to the substitution of unvested stock options of HotPads outstanding as of the closing for stock options to purchase shares of Zillow’s Class A common stock at an exchange ratio based on the Merger consideration and the average closing price of Zillow’s Class A common stock on The Nasdaq Global Market for each of the 10 consecutive trading days immediately preceding the closing of the Merger. In connection with the closing of the Merger, approximately $1.6 million of the purchase price otherwise payable to HotPads’ stockholders and holders of vested stock options will be deposited in a third-party escrow account to secure certain indemnification obligations of those equity holders.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by Zillow on December 14, 2012 regarding the closing of the Merger is filed as Exhibit 99.1 hereto, and is incorporated herein by reference. The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated December 14, 2012 entitled “Zillow Completes Acquisition of HotPads” issued by Zillow, Inc. on December 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2012	ZILLOW, INC.
	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 14, 2012 entitled “Zillow Completes Acquisition of HotPads” issued by Zillow, Inc. on December 14, 2012.

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